Exhibit 10l-1

               FIRST ADMINISTRATIVE AMENDMENT
                             TO
                 AMERITECH SENIOR MANAGEMENT
           SUPPLEMENTAL SAVINGS AND DEFERRAL PLAN
  (As Amended and Restated Effective as of January 1, 1992)



     Pursuant to authority reserved to Ameritech
Corporation, the Ameritech Senior Management Supplemental Savings and Deferral Plan (As Amended and Restated Effective as of January 1, 1992) (the "Plan") is hereby amended effective as of January 1, 1995, to delete subsection 2.1 in its entirety and to substitute the following therefor:

     "2.1.     Participation.  Each Management Employee (as
defined below) and each Senior Management Employee (as defined below) shall become a Participant in the Plan as of the earliest date on which he requests a deferral under subsection 3.1 or 3.2 or is entitled to an Excess Savings Plan Credit under subsection 3.2. The term "Management Employee" means a full-time employee on the active roll of the Company or any Subsidiary who has attained any of salary grades CR 1 through 4 or if an attorney, any of salary grades A through D. The term "Senior Management Employee" means an employee on the active roll of the Company or Subsidiary who has attained any of salary grades CR 5 through 9 or who is a member of the Company's Management Committee. The terms "Management Employee" and "Senior Management Employee" also include any individual who was a Participant in the Plan as of December 31, 1994 as long as such individual continues to meet the requirements to be a Management Employee or a Senior Management Employee under the Plan as it existed as of December 31, 1994 or meets such requirements under the Plan as it exists from time to time after that date. The term "Senior Management Employee" also includes a former Senior Management Employee who no longer meets the requirements to be a Senior Management Employee, but who has been authorized to retain part or all of the rights of a Senior Management Employee under the Plan pursuant to an agreement in writing executed by the Senior Management Employee and the Senior Vice President - Human Resources."


Dated:    April 3, 1995




                                   AMERITECH CORPORATION


                              By:  /s/ Walter M. Oliver
                                   Senior Vice President -
Concur:                                 Human Resources


/s/ Thomas P. Hester
Executive Vice President and
General Counsel



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